UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 28, 2011

Orange 21 Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51071	33-0580186
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2070 Las Palmas Drive, Carlsbad, California	92011
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (760) 804-8420

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 28, 2011, Orange 21 Inc. (the “Company”) entered into a stock purchase agreement (the “SPA”) and registration rights agreement (the “Registration Rights Agreement”) with Harlingwood (Alpha), LLC (the “Investor”).

Pursuant to the SPA, the Company sold and issued to the Investor 712,121 shares (the “Shares”) of the Company’s common stock in exchange for $1,174,999, or $1.65 per share. The Investor is entitled to designate a director nominee in the slate of directors proposed by the Company for any future annual meeting of the Company’s stockholders provided, among other conditions, (i) the designee has been approved by the Nominating Committee of the Company’s Board of Directors and the Company’s Board of Directors, (ii) the Investor continues to hold all of the Shares, (iii) the Shares constitute at least three percent of the outstanding shares of the Company’s common stock at the time of the designation of the director nominee and (iv) neither the Investor nor any affiliate of the Investor has engaged in any short sales of the Company’s common stock subsequent to the date of the SPA. The Company agreed to permit a representative of the Investor to attend the Company’s board meetings until such time as the Investor’s designee is seated as a director. The SPA includes representations and warranties by the Company and the Investor that are customary for a transaction of this nature.

The Registration Rights Agreement provides the Investor with piggy-back registration rights pursuant to which the Company is required to provide notice to the Investor of certain proposed public offerings of the Company’s common stock and, if the Investor so requests, register the shares of common stock issued to the Investor pursuant to the SPA for resale by the Investor, subject to certain conditions and limitations described in the Registration Rights Agreement.

The SPA and Registration Rights Agreement are attached as exhibits to this current report on Form 8-K, and are incorporated herein by reference. The foregoing summary of the terms of such agreements is qualified by reference to the agreements attached as exhibits.

On March 4, 2011, Orange 21 Inc. released a press release announcing the signing of the SPA and Registration Rights Agreement. A copy of the press release is attached as Exhibit 99.1.

Item 3.02.	Unregistered Sales of Equity Securities.

The information provided in response to Item 1.01 of this report is incorporated by reference into this Item 3.02. The sale of the shares of the Company’s common stock pursuant to the SPA was made in a private placement transaction under Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder. The offering was not conducted in connection with a public offering and no public solicitation or advertisement was made or relied upon by the Investor in connection with the offering.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Stock Purchase Agreement by and between Orange 21 Inc. and Harlingwood (Alpha), LLC dated February 28, 2011

10.2	Registration Rights Agreement by and between Orange 21 Inc. and Harlingwood (Alpha), LLC dated February 28, 2011

99.1	Press release issued on March 4, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 4, 2011	Orange 21 Inc.

	By:	/s/ A. Stone Douglass
A. Stone Douglass Chief Executive Officer